Exhibit 99.1

510 Burrard St, 3rd Floor Vancouver BC, V6C 3B9 www.computershare.com

September 29, 2022

To:	All Canadian Securities Regulatory Authorities NASDAQ Exchange

Subject: INMED PHARMACEUTICALS INC.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	October 24, 2022
Record Date for Voting (if applicable) :	October 24, 2022
Beneficial Ownership Determination Date :	October 24, 2022
Meeting Date :	December 15, 2022
Meeting Location (if available) :	Vancouver, BC
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	No

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	Yes
Beneficial Holders Stratification Criteria:	Not Applicable
NAA for Registered Holders	Yes
Registered Holders Stratification Criteria:	Not Applicable

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON CLASS	457637601	CA4576376012

Sincerely,

Computershare

Agent for INMED PHARMACEUTICALS INC.